                                                                            Exhibit 23(j)

Independent Auditors' Consent

The Board of Trustees
Oppenheimer Global Fund:

We consent to the use in this Registration Statement of Oppenheimer Global Fund of our report dated October 19,
2001, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional
Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
January 22,  2002